AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of February 28, 2019, by and among the undersigned trusts on behalf of the series listed at Exhibit A (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of administration and accounting services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch
Name:	Elizabeth Stubenrauch
Title:	Relationship Executive

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

EXHIBIT A

(as of February 28, 2019)

FUNDS

COLUMBIA ETF TRUST I

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Sustainable Global Equity Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

COLUMBIA ETF TRUST II

Columbia Beyond BRICs ETF

Columbia EM Core ex-China ETF

Columbia EM Quality Dividend ETF

Columbia Emerging Markets Consumer ETF

Columbia India Infrastructure ETF

Columbia India Small Cap ETF

Columbia India Consumer ETF

EG Shares India Consumer Mauritius Subsidiary